UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
 ______________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): January 5, 2012 (December 30, 2011)

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ASCENT SOLAR TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

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Delaware	001-32919	20-3672603
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Grant Street Thornton, Colorado		80241
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code:    (720) 872-5000
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
At the Market Offering Sales Agreement with JonesTrading
On January 5, 2012, the Company entered into an At the Market Offering Sales Agreement (the “Sales Agreement”) with JonesTrading Institutional Services LLC, as sales agent (“JonesTrading”), pursuant to which the Company may issue and sell such number of shares of its common stock having an aggregate offering price of up to $5,000,000. Sales of the common stock, if any, will be made by JonesTrading as sales agent of the Company at prevailing market prices on the NASDAQ Global Market or any other trading market for the common stock. JonesTrading may also sell the common stock in privately negotiated transactions in accordance with the terms of the Sales Agreement. There is no assurance we will be able to sell shares of our common stock under this agreement at acceptable prices or at all.
The Company has agreed to pay JonesTrading a commission of 3% of the proceeds from the sale of common stock. In addition, the Sales Agreement provides that the Company will indemnify JonesTrading against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments that JonesTrading may be required to make because of such liabilities.
The Sales Agreement terminates upon the sale of all of the common stock subject to the Sales Agreement or termination of the Sales Agreement by the Company or JonesTrading. Either of the Company or JonesTrading may terminate the Sales Agreement at any time upon ten days' notice to the other.
The Shares are being offered and sold pursuant to a prospectus supplement dated January 5, 2012 and an accompanying base prospectus dated January 9, 2009, pursuant to the Company's existing shelf registration statement on Form S-3 (File No. 333-156665) that was declared effective by the Securities and Exchange Commission on January 16, 2009.
The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of the Sales Agreement, which is filed as an exhibit hereto and incorporated herein by reference.
Amended and Restated Stockholders Agreement with TFG Radiant
As further described in Item 8.01 of this Current Report on Form 8-K, on January 4, 2011, the Company announced that TFG Radiant Investment Group, Ltd. (“TFG Radiant”) had agreed to purchase 8,067,390 shares of the Company's common stock (the “TFG Radiant Purchase”) presently owned by Norsk Hydro (“Norsk Hydro”) for $4 million, or approximately $0.50 per share. The TFG Radiant Purchase is expected to close within the next 90 days. Upon closing of the TFG Radiant Purchase, TFG Radiant's ownership would increase to approximately 41 percent of the Company's outstanding Common Stock.
The Company has previously entered into a Stockholders Agreement with TFG Radiant (the “Existing Stockholders Agreement”) dated August 12, 2011 in connection with TFG Radiant's prior investment in the Company. In connection with the TFG Radiant Purchase, on December 30, 2011, the Company entered into an Amended and Restated Stockholders Agreement with TFG Radiant (the “Amended and Restated Stockholders Agreement”). The Amended and Restated Stockholders Agreement will become effective upon the closing of the TFG Radiant Purchase, at which time it will replace and supersede the Existing Stockholders Agreement.
The following describes the material changed terms of the Amended and Restated Stockholders Agreement from the Existing Stockholders Agreement:
(a) Following the closing of the TFG Radiant Purchase, or at such other time as TFG Radiant beneficially owns twenty-five percent (25%) of the Company's outstanding common stock, the Company shall use its reasonable efforts to elect a second designated representative of TFG Radiant to the Company's board.
(b) If at any time TFG Radiant owns forty-five percent (45%) or more of the Company's outstanding common stock, the Company shall use its reasonable efforts to elect a third designated representative of TFG Radiant to the Company's board.
(c) TFG Radiant has agreed to attend all stockholder meetings of the Company in order that shares held by it or its affiliates are counted towards a quorum.
(d) TFG Radiant has agreed to vote its common stock for the election of all persons nominated for election to the Company's board if such nominees (i) have been approved by a majority of the board and (ii) such board approval included the affirmative vote of at least one TFG Radiant representative on the board.
(e) TFG Radiant has agreed that until December 31, 2013, it will not, without prior approval of the board (i) acquire more than 42% of the Company's issued and outstanding shares of common stock prior to any exercise of the “Tranche 2” option held by TFG Radiant, or (ii) 53% of the issued and outstanding shares of Common Stock of the Company following any exercise of the Tranche 2 option. These restrictions will terminate in certain circumstances, including if: (i) the Board solicits, or announces an intention to solicit, an offer by a third party to acquire at least 20% of the Company's common stock or assets (an “Acquisition Proposal”), (ii) the Board approves, accepts, authorizes or recommends an Acquisition Proposal, (iii) the Company enters into any letter of intent or agreement with respect to an Acquisition Proposal, or (iv) a third party (other than TFG Radiant) acquires or announces an intent to acquire at least 20% of Company's outstanding common stock.
(f) TFG Radiant and its affiliates have agreed to vote (or tender or exchange in the case of a tender or exchange offer) all shares of common stock beneficially owned in favor of certain Acquisition Proposals which (i) have been recommended by a majority of the Board and (ii) meet specified minimum per share price thresholds.
(g) TFG Radiant has agreed that it will not make any sale, transfer or other disposition of common stock to any one person or group who, upon consummation of such sale, transfer or disposition would, directly or indirectly, have beneficial ownership of or the right to acquire beneficial ownership of 20% or more of the Company's outstanding common stock. TFG Radiant would be able to make such a sale, transfer or other disposition, however, if the transferee of such common stock agrees to hold such common stock subject to restrictions on voting, transfer and additional acquisitions that are substantially similar to the restrictions imposed by the Amended and Restated Stockholders Agreement on the shares held by TFG Radiant prior to any such sale, transfer or disposition.
The foregoing description of the Amended and Restated Stockholders Agreement does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Stockholders Agreement, which is filed as an exhibit hereto and incorporated herein by reference.
Amended and Restated Registration Rights Agreement
The Company previously entered into a Registration Rights Agreement (the “Existing Registration Rights Agreement”) with TFG Radiant dated August 12, 2011 in connection with TFG Radiant's prior investment in the Company. The registration rights granted under the Existing Stockholders Agreement lapsed in October 2011 upon the approval by the Company's stockholders of the Tranche 2 option granted to TFG Radiant in August 2011.
In connection with the TFG Radiant Purchase, on December 30, 2011, the Company entered into an Amended and Restated Registration Rights Agreement with TFG Radiant (the “Amended and Restated Registration Rights Agreement”). The Amended and Restated Stockholders Agreement will become effective upon the closing of the TFG Radiant Purchase, at which time it will replace and supersede the Existing Registration Rights Agreement.
Under the terms of the Amended and Restated Registration Rights Agreement, upon the closing of the TFG Radiant Purchase, TFG Radiant will be given certain new demand and piggy-back registration rights with respect to shares of the Company's common stock owned by TFG Radiant.
The foregoing description of the Amended and Restated Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Registration Rights Agreement, which is filed as an exhibit hereto and incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.
At-the-Market Offering Sales Agreement with Stifel, Nicolaus & Company
In connection with entering into the Sales Agreement described in Item 1.01 above, on January 4, 2012, the Company mutually terminated its At-The-Market Offering Sales Agreement (the “Stifel Agreement”) with Stifel, Nicolaus & Company, Incorporated, as sales agent, which was entered into on February 28, 2011. Through the termination date, the Company sold an aggregate of 386,050 shares of its common stock for total gross proceeds of $315,270 pursuant to the Stifel Agreement.

Item 8.01.	Other Events.
Share Purchase Agreement Between TFG Radiant and Norsk Hydro

On January 4, 2011, the Company issued a press release announcing that TFG Radiant had agreed to purchase purchase 8,067,390 shares of the Company's common stock presently owned by Norsk Hydro for $4 million, or approximately $0.50 per share, The TFG Radiant Purchase is expected to close within the next 90 days. Upon closing of the TFG Radiant Purchase, TFG Radiant's ownership would increase to approximately 41 percent of the Company's outstanding Common Stock.
The Share Purchase Agreement, dated as of December 30, 2011, between Norsk Hydro and TFG Radiant was filed as Exhibit J to the Schedule 13D/A filed by Norsk Hydro on January 4, 2012.
The foregoing description of the Share Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the filed copy of the Share Purchase Agreement, which is incorporated herein by reference

Item 9.01.	Financial Statements and Exhibits
(d) Exhibits
5.1 Opinion of Faegre Baker Daniels LLP dated January 5, 2012 relating to the At-the-Market Offering
99.1 At the Market Offering Sales Agreement dated as of January 5, 2012
99.2 Amended and Restated Stockholders Agreement dated as of December 30, 2011
99.3 Amended and Restated Registration Rights Agreement dated as of December 30, 2011
99.5 Press Release titled “TFG Radiant Increases Ownership in Ascent Solar” dated January 4, 2012
Forward-Looking Statements
This Current Report on Form 8-K, including its exhibits, contains forward-looking statements. Forward-looking statements typically are identified by use of terms such as “may,” “will,” “should,” “plan,” “expect,” “anticipate,” “intend,” “estimate” and similar words, although some forward-looking statements are expressed differently. Forward-looking statements represent our management's judgment regarding future events. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, the Company can give no assurance that such expectations will prove to be correct. All statements other than statements of historical fact included in this Current Report on Form 8-K are forward-looking statements. The Company cannot guarantee the accuracy of the forward-looking statements, and you should be aware that the Company's actual results could differ materially from those contained in the forward-looking statements due to a number of factors, including the statements under “Risk Factors” contained in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENT SOLAR TECHNOLOGIES, INC.

January 5, 2012	By:	/s/ Gary Gatchell
Name: Gary Gatchell
Title: Chief Financial Officer and Secretary